                                                                   Exhibit 10.1


                           LOAN MODIFICATION AGREEMENT

       This Loan Modification Agreement is entered into as of May 5, 1997, by and between Voxware, Inc. ("Borrower") whose address is 305 College Road East, Princeton, NJ 08540 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated October 18, 1996 in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00), as may be amended (the "Revolving Facility"), and a Promissory Note dated October 18, 1996 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Equipment Loan"). The Revolving Facility and the Equipment Loan are sometimes referred to collectively herein as the "Notes"). The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Letter Agreement, dated October 18, 1996, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated October 18, 1996 (the "Security Agreement"). Concurrently herewith, Lender shall agree to release its security interest in Borrower's assets pursuant to the Security Agreement; provided that Borrower shall execute a new financing statement and security agreement which Lender shall hold and not perfect until certain events occur as described herein.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. With the execution of this Agreement, Borrower shall execute a Master Note evidencing a leasing facility in an amount up to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Lease Facility"). The purpose of the Leasing Facility shall be to acquire the lease stream payments which Borrower owes to Computer Sales International, Inc. ("CSI").

 4.    DESCRIPTION OF CHANGE IN TERMS.

       A.   Modification(s) to Revolving Facility
            -------------------------------------

            1. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 5, 1998. In addition, Borrower will pay regular monthly payments of accrued unpaid interest due as of each payment date, beginning June 5, 1997, and all subsequent interest payments are due on the same day of each month thereafter.

            2. The interest rate to be applied to the unpaid principal balance of the Note, effective as of this date, will be at a rate equal to Lender's current Index (as defined therein).

            3. The following is hereby incorporated into the paragraph entitled "Default":

                  In addition to the foregoing events of default, an event of default (as defined in Section 14 of the Master Lease (as described in the Loan Agreement) under the Equipment Schedule will also be deemed an Event of Default under the terms of this Note and the


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                  Related Documents. A default under this Note shall also be deemed an Event of Default under the Equipment Schedule, which will allow Lender to exercise its remedies under Section 15 of the Master Lease Agreement and otherwise under the terms of this Note and the Related Documents.

            B.    Modification(s) to the Equipment Loan.
                  -------------------------------------

                  1.  The Equipment Loan is hereby canceled.

            C.    Modification to Loan Agreement.
                  ------------------------------

                  1.  The paragraph beginning with the words "Borrowings under the Loans..." is hereby amended to read in its entirety, as follows:

                      Borrower shall execute a UCC Financing Statement covering all of Borrower's assets which Lender shall hold and not perfect until the earliest to occur of (i) borrowings under the Revolving Facility exceed $2,000,000.00, (ii) Borrower's breach of a Financial Covenant or (iii) a default under any Related Documents, including, without limitation, a default under the Master Lease Agreement between CSI and Borrower, as assigned to Lender. Should one or more of the foregoing occur, at any time, Borrower authorizes Lender, in Lender's sole discretion, to perfect its security interest in Borrower's assets, without notice to Borrower, by recording the executed UCC Financing Statement with the appropriate governmental agencies.

                  2. The paragraph beginning with the words "An amount not to exceed $500,000.00 (the "Non-Formula Portion")..." is hereby amended to read in its entirety as follows:

                      Notwithstanding that the Non-Formula Portion shall be amended to $2,000,000.00 following Borrower's initial public offering, the "Non-Formula Portion" shall be available immediately. Accordingly, the Non-Formula Portion is hereby amended to mean $2,000,000.00.

                  3. The paragraph beginning with the words "Funds shall be advanced..." is hereby amended to read in its entirety as follows:

                      Funds shall be advanced under the Revolving Facility in excess of the Non-Formula Portion according to a borrowing base formula, defined as follows: the lesser of (a) $3,000,000.00 minus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Foreign Exchange Reserve or (b) the Borrowing Base Formula which is the sum of (i) 95% of cash pledged to Lender plus (ii) 60% of the proceeding 3-month's contractual payments from Netscape plus (iii) eighty percent (80%) of eligible domestic accounts receivable minus the (iv) face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (v) the Foreign Exchange Reserve. Eligible accounts receivable shall include, but not be limited to, those accounts outstanding less than 90 days from the date of invoice, excluding, foreign, government, contra, and intercompany accounts; and exclude accounts wherein 50% or more of the account is outstanding more than 90 days from the date of invoice. Any account which alone exceeds 25% of total accounts will be ineligible to the extent said account exceeds 25% of total accounts. Accounts from Netscape (including amounts referenced in item (ii) hereof) shall be eligible to the extent no single invoice from Netscape is more than 90 days past invoice date. Also exclude any credit balances which are aged past 90 days. Also ineligible are any accounts which Lender in its sole judgment excludes for valid credit reasons.


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                  4.  The Financial Covenants are hereby amended as follows:

                      Quick Ratio - (Tested Quarterly) Maintain a minimum Quick
                      -----------
                      Ratio of 2.50 to 1.00. Quick Ratio is defined as cash and equivalents plus accounts receivable divided by total current liabilities less deferred revenue.

                      Tangible Net Worth - (Tested Quarterly) Maintain a minimum
                      ------------------
                      Tangible Net Worth (TNW) of $15,000,000.00. TNW is defined as net worth plus Subordinated Debt (debt which is formally subordinated to the Lender) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

                      Debt to Tangible Net Worth Ratio - (Tested Quarterly)
                      --------------------------------
                      Maintain a ratio of total liabilities to tangible net worth less deferred revenue not to exceed 1.00 to 1.00.

                      Profitability. - (Tested Quarterly) Maximum losses for
                      -------------
                      Borrower's fiscal year ending June 30, 1997 of $8,000,000.00. Maximum cumulative losses for fiscal year 1997 and fiscal year 1998 not to exceed an aggregate of $9,500,000.00. Thereafter, Borrower shall achieve a positive quarterly net income of at least $1.00.

                      Debt Service Coverage. - (Tested Quarterly, beginning
                      ---------------------
                      March 31, 1998 and applies to the Lease Facility) Maintain a minimum Debt Service Coverage of 1.50 to 1.00. Debt Service Coverage is defined as earnings before interest and taxes plus depreciation and amortization, less any increase in capitalized software and development costs divided by total interest plus current portion long term debt. For purposes of calculation, the Debt Service Coverage shall only become applicable in the event Borrower is utilizing the Lease Facility.

                  5. Borrower shall provide to Lender a Borrowing Base Certificate, together with an aged list of accounts receivable and accounts payable, to be received within 20 days after the close of each month, when borrowing in excess of $2,000,000.00. Lender shall conduct an audit of Borrower's books and records at the earlier to occur of
                      (i) July 31, 1997 or (ii) borrowings under the Revolving Facility in excess of $2,000,000.00. Thereafter, such audits shall be conducted on a semi annual basis if borrowings under the Revolving Facility exceed $2,000,000.00 for 60 consecutive days. In the event such borrowings do not occur, the audits will be conducted on an annual basis.

                  6. The Letter of Credit Sublimit is hereby increased to Two Million and 00/100 Dollars ($2,000,000.00).

                  7. The following paragraphs are hereby incorporated into the Loan Agreement:

                      Lease Facility. A Lease Facility in the amount of
                      --------------
                      $1,500,000.00 has been provided under the Loan Agreement for the purpose of providing a facility for the financing of the lease stream payments that Borrower owes to Computer Sales International, Inc. ("CSI"). Each lease stream of payments will be evidenced by a Schedule to that certain Master Lease Agreement dated April 25, 1996, between CSI and Borrower which CSI shall assign to Lender.

                      The term of each lease stream under such Schedule shall not exceed 30 months. Lender will accept Schedules under the Lease Facility until December 31, 1997.

            D.    Release of Security Interest in Borrower's assets.
                  -------------------------------------------------


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                  As an accommodation to Borrower and for good and valuable
                  consideration, including Lender's agreement to release its security interest in all of Borrower's assets, Lender, with this Loan Modification Agreement, has agreed to release its security interest granted under the Security Agreement and the related UCC financing statements. In consideration of such release of security interest, Borrower shall execute a Springing Lien covering all of Borrower's assets (the "Springing Lien"), which Lender shall hold and not perfect until the certain events occur (as described in the Loan Agreement).

4.     PAYMENT OF LOAN FEE.  Borrower shall pay Lender a fee in the amount of
       -------------------
Twenty Thousand and 00/100 Dollars ($20,000.00),plus all out-of-pocket expenses (the "Loan Fee").

5.     CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
       ------------------
       wherever necessary to reflect the changes described above.

6.     NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has
       -----------------------
no defenses against the obligations to pay any amounts under the Indebtedness.

7.     CONTINUING VALIDITY.  Borrower understands and agrees that in modifying
       -------------------
the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.     JURISDICTION/VENUE.  Borrower accepts for itself and in connection with
       ------------------
its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9.     COUNTERSIGNATURE.  This Loan Modification Agreement shall become
       ----------------
effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

10.    CONDITIONS.  The effectiveness of this Loan Modification Agreement is
       ----------
conditioned upon payment of the Loan Fee.
       This Loan Modification Agreement is executed as of the date first written above.


BORROWER:

VOXWARE, INC.

By: /s/ Nicholas Narlis
    -------------------
Name:  Nicholas Narlis
       ----------------
Title:  Controller, Chief Accounting Officer and Treasurer
        --------------------------------------------------


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LENDER:

SILICON VALLEY BANK, doing business as
SILICON VALLEY EAST

By: /s/ Phillip S. Ernst
    ------------------------------------
Name: Phillip S. Ernst
      ----------------------------------
Title: Vice President
       ---------------------------------


SILICON VALLEY BANK


By:   /s/ Amy Young
    ------------------------------------
Name: Amy Young
      ----------------------------------
Title: Assistant Vice President
       ---------------------------------
      (Signed at Santa Clara County, CA)




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